Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
November 8, 2007	fcooper@tollbrothersinc.com
Joseph R. Sicree (215) 938-8045
jsicree@tollbrothersinc.com
TOLL BROTHERS REPORTS PRELIMINARY 4TH QTR AND FY 2007 TOTALS FOR HOME BUILDING REVENUES,
BACKLOG AND CONTRACTS
Horsham, PA, November 8, 2007 — Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported fourth quarter and fiscal year totals for home building revenues, contracts and backlog for the period ended October 31, 2007. These results are preliminary and unaudited. The Company will announce final totals when it releases fourth-quarter and fiscal year earnings results on December 6, 2007.
For the fourth quarter, home building revenues of approximately $1.17 billion declined 36% compared to FY 2006’s fourth quarter results. Backlog of approximately $2.85 billion declined 36% compared to FY 2006.
Gross signed contracts for FY 2007’s fourth quarter of approximately $693.7 million and 1,073 homes declined 38% and 33%, respectively, versus FY 2006’s same period totals of $1.12 billion and 1,595 homes. With 417 cancellations in 2007’s fourth quarter totaling approximately $328.5 million, compared to 585 cancellations totaling $412.3 million in FY 2006’s fourth quarter, FY 2007 fourth-quarter net signed contracts totaled 656 homes, or approximately $365.2 million, a decline of 35% in units and 48% in dollars, compared to FY 2006’s fourth-quarter results of 1,010 signed contracts, or $706.3 million.
The average price per unit of gross contracts signed in the fourth quarter was $646,000, compared to $667,000 in 2007’s third quarter, which was consistent with the Company’s previously discussed expectations, as the Company’s product mix, in the near term, continues to shift toward a higher percentage of multi-family (versus single-family) communities, which tend to be lower-priced. However, the average price of the 417 fourth-quarter cancellations in FY 2007 was a much higher $788,000 per unit. The cancellations were heavily concentrated in high-priced markets and product lines. The effect of these cancellations, coupled with the Company’s product mix shift, was to reduce the average price of net signed contracts in FY 2007’s fourth quarter to a much lower $557,000 per unit.
For the fiscal year ended October 31, 2007, home building revenues were approximately $4.63 billion and net signed contracts were approximately $3.01 billion, a decline of 24% in home building revenues and 33% in contracts compared to FY 2006’s year-end results.
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Toll Brothers ended its fourth quarter with approximately $895 million in cash and more than $1.2 billion available under its bank credit facility, which matures in March of 2011. The Company, which has continued to renegotiate and, in some cases, reduce its optioned land positions, ended FY 2007’s fourth quarter with approximately 59,300 lots owned and optioned, compared to approximately 91,200 at its peak at the second-quarter-end of FY 2006. The Company ended the fourth quarter with 315 selling communities, down from its peak of 325 at 2007’s second-quarter-end, and expects to be selling from approximately 300 communities by fiscal-year-end 2008.
Robert I. Toll, chairman and chief executive officer, stated: “We continue to believe that excess supply created by cancellations, speculative buyers, and overly ambitious builders; customer concerns about selling their existing homes; and a general lack of confidence are the primary impediments to our market’s recovery. An inability to obtain mortgages does not appear to be a major factor for our buyers, although it may affect our buyers’ buyers.”
Joel H. Rassman, chief financial officer, stated: “Unfortunately, the pace of customer cancellations increased in this fourth quarter. Fourth quarter net contracts were down 35% in units from one year ago, which, although comparable to first quarter 2007’s quarter-to-prior-year-quarter decline, was higher than the mid-twenty percent declines in our second and third quarters. We, and other reporting builders, have observed that October’s activity appeared weaker than September’s. These trends suggest that we still have challenging times ahead, which we believe are reflected in our estimates for fourth quarter impairments. While we have not yet finalized our impairment analysis, we estimate that pre-tax write-downs in FY 2007’s fourth quarter will be between $250 million and $450 million.”
Robert Toll continued: “In the last cycle, the down period lasted from late 1987 until early 1991; we have been in the current down period since September 2005. We can’t predict how long this down period will last, but the foundation of the housing market – primarily solid demographics – has remained strong. Many of our prospective clients are on the sidelines watching and waiting.
“Naturally, fewer sites are proceeding through the land approval process, which could result in a shortage of buildable lots in our industry when confidence returns and markets reach equilibrium. Government data indicates that production of new homes has plummeted, which, we believe, should help expedite the clearing of excess inventory. Perhaps, as the Presidential Campaign heats up and moves to the front page, negative articles about housing will move off the front page. Then, hopefully, the positive underpinnings of low interest rates, low unemployment and a decent economy will raise consumer confidence and provide the platform for a turnaround in the new home market.”
Toll Brothers’ preliminary financial highlights for the three-month and twelve-month periods ended October 31, 2007 (unaudited):
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•	The Company signed 1,073 gross contracts totaling approximately $693.7 million in FY 2007’s fourth quarter, a decline of 33% and 38%, respectively, compared to the 1,595 gross contracts totaling $1.12 billion signed in FY 2006’s fourth quarter.

•	In FY 2007, fourth quarter cancellations totaled 417 compared to 347, 384, 436, 585 and 317 in FY 2007’s third, second and first quarters and FY 2006’s fourth and third quarters, respectively. FY 2006’s third quarter was the first period in which cancellations reached elevated levels in the current housing downturn. FY 2007’s fourth quarter cancellation rate (current-quarter cancellations divided by current-quarter signed contracts) rose to 38.9% versus 23.8%, 18.9%, 29.8%, respectively, in the preceding third, second and first quarters of 2007, and 36.7% and 18.0%, respectively, in FY 2006’s fourth and third quarters. As a percentage of beginning-quarter backlog, FY 2007’s fourth quarter cancellation rate was 8.3% compared to 6.0%, 6.5% and 6.7% in the third, second and first quarters of FY 2007, respectively, and 7.3% and 3.6% in the fourth and third quarters of FY 2006, respectively.

•	The Company’s FY 2007 fourth-quarter net contracts of 656 units, or approximately $365.2 million, declined by 35% and 48%, respectively, compared to FY 2006’s fourth-quarter contracts of 1,010 units, or $706.3 million. In addition, in FY 2007’s fourth quarter, unconsolidated entities in which the Company had an interest signed contracts of approximately $20.0 million.

•	FY 2007’s twelve-month net contracts of approximately $3.01 billion declined by 33% from FY 2006’s twelve-month total of $4.46 billion. In addition, in FY 2007’s twelve-month period, unconsolidated entities in which the Company had an interest signed contracts of approximately $117.4 million.

•	In FY 2007, fourth-quarter-end backlog of approximately $2.85 billion decreased 36% from FY 2006’s fourth-quarter-end backlog of $4.49 billion. In addition, at October 31, 2007, unconsolidated entities in which the Company had an interest had a backlog of approximately $79.3 million.

•	FY 2007’s fourth-quarter home building revenues of approximately $1.17 billion decreased 36% from FY 2006’s fourth-quarter home building revenues of $1.81 billion. Revenues from land sales totaled approximately $2.0 million for FY 2007’s fourth quarter, compared to $0.3 million in FY 2006’s fourth quarter.

•	FY 2007’s twelve-month home building revenues of approximately $4.63 billion decreased 24% from FY 2006’s twelve-month home building revenues of $6.12 billion. FY 2007 revenues from land sales for the twelve-month period totaled approximately $11.9 million, compared to $8.2 million in the same period in FY 2006.

•	In addition, in the Company’s fiscal 2007 fourth-quarter and twelve-month periods, unconsolidated entities in which the Company had an interest delivered homes with a value of approximately $9.1 million and $56.1 million, respectively, compared to $11.8 million and $107.1 million, respectively, in the same periods of FY 2006. The Company’s share of the profits from the delivery of these homes is included in ‘Equity Earnings in Unconsolidated Entities’ on the Company’s Income Statement.
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Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EST) today, November 8, 2007, to discuss these results. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through December 5, 2007.
Toll Brothers, Inc. is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 22 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, Virginia and West Virginia.
Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management and landscape subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.
Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry’s highest honors: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers — Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.
Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to anticipated operating results, financial resources, changes in revenues, changes in profitability, changes in margins, changes in accounting treatment, interest expense, land-related write-downs, home buyer cancellations, growth and expansion, anticipated income to be realized from our investments in unconsolidated entities, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future, industry trends, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to obtain adequate and affordable financing for the purchase of homes, the ability of home buyers to sell their existing homes, the availability and cost of labor and materials, and weather conditions.
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Toll Brothers operates in four geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York, Ohio (2006 only) and Rhode Island

Mid-Atlantic:	Delaware, Maryland, Pennsylvania, Virginia and West Virginia

South:	Florida, Georgia (2007 only), North Carolina, South Carolina and Texas

West:	Arizona, California, Colorado and Nevada

	Three Months Ended		Three Months Ended
	October 31,		October 31,
	Units		$ (Millions)
	2007	2006	2007	2006
HOME BUILDING REVENUES
COMPLETED CONTRACT COMMUNITIES
North	432	584	$313.4	$403.2
Mid-Atlantic	516	743	325.5	481.9
South	345	588	187.2	344.1
West	357	587	312.5	547.8

Total	1,650	2,502	$1,138.6	$1,777.0

PERCENTAGE OF COMPLETION(2)
North			$17.7	$25.2
South			9.8	9.3
West				(3.0)
Total	—	—	$27.5	$31.5

TOTAL
North	432	584	$331.1	$428.4
Mid-Atlantic	516	743	325.5	481.9
South	345	588	197.0	353.4
West	357	587	312.5	544.8

Total consolidated	1,650	2,502	$1,166.1	$1,808.5

CONTRACTS
COMPLETED CONTRACT COMMUNITIES (1)
North	249	321	$159.2	$218.4
Mid-Atlantic	291	345	174.2	218.8
South	113	201	55.7	117.8
West	17	131	(15.6)	145.3

Total	670	998	$373.5	$700.3

PERCENTAGE OF COMPLETION
North	(13)	13	$(7.4)	$7.8
South	(1)	(1)	(0.9)	(1.8)

Total	(14)	12	$(8.3)	$6.0

TOTAL
North	236	334	$151.8	$226.2
Mid-Atlantic	291	345	174.2	218.8
South	112	200	54.8	116.0
West	17	131	(15.6)	145.3

Total consolidated	656	1,010	$365.2	$706.3

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	At October 31,		At October 31,
	Units		$ (Millions)
BACKLOG	2007	2006	2007	2006
COMPLETED CONTRACT COMMUNITIES(1)
North	1,431	1,440	$1,051.0	$1,036.7
Mid-Atlantic	973	1,605	676.7	1,064.7
South	789	1,591	428.9	896.4
West	674	1,505	667.6	1,336.3

Total	3,867	6,141	$2,824.2	$4,334.1

PERCENTAGE OF COMPLETION(2)
North	66	316	$38.7	$210.4
South	17	76	46.7	114.0
Less revenue recognized on units remaining in backlog			(55.2)	(170.1)

Total	83	392	$30.2	$154.3

TOTAL
North	1,497	1,756	$1,089.7	$1,247.1
Mid-Atlantic	973	1,605	676.7	1,064.7
South	806	1,667	475.6	1,010.4
West	674	1,505	667.6	1,336.3
Less revenue recognized on units remaining in backlog			(55.2)	(170.1)

Total consolidated	3,950	6,533	$2,854.4	$4,488.4

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	Twelve Months Ended		Twelve Months Ended
	October 31,		October 31,
	Units		$ (Millions)
	2007	2006	2007	2006
HOME BUILDING REVENUES
COMPLETED CONTRACT COMMUNITIES
North	1,467	1,983	$993.1	$1,333.9
Mid-Atlantic	2,137	2,697	1,338.4	1,777.5
South	1,631	2,017	922.3	1,124.8
West	1,452	1,904	1,241.7	1,709.0

Total	6,687	8,601	$4,495.5	$5,945.2

PERCENTAGE OF COMPLETION(2)
North			$90.0	$110.3
South			48.4	59.8

Total	—	—	$138.4	$170.1

TOTAL
North	1,467	1,983	$1,083.1	$1,444.2
Mid-Atlantic	2,137	2,697	1,338.4	1,777.5
South	1,631	2,017	970.7	1,184.6
West	1,452	1,904	1,241.7	1,709.0

Total consolidated	6,687	8,601	$4,633.9	$6,115.3

CONTRACTS
COMPLETED CONTRACT COMMUNITIES (1)
North	1,458	1,612	$1,007.4	$1,134.2
Mid-Atlantic	1,505	1,942	950.4	1,262.8
South	829	1,290	454.9	784.3
West	621	1,255	572.9	1,220.3

Total	4,413	6,099	$2,985.6	$4,401.6

PERCENTAGE OF COMPLETION
North	27	61	$22.0	$43.1
South		4	2.4	16.0

Total	27	65	$24.4	$59.1

TOTAL
North	1,485	1,673	$1,029.4	$1,177.3
Mid-Atlantic	1,505	1,942	950.4	1,262.8
South	829	1,294	457.3	800.3
West	621	1,255	572.9	1,220.3

Total consolidated	4,440	6,164	$3,010.0	$4,460.7

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(1)	Completed contract communities contracts and backlog include certain projects that have extended sales and construction cycles. Information related to these projects’ contracts signed in the three-month and twelve-month periods ended October 31, 2007 and 2006, and the backlog of undelivered homes at October 31, 2007 and 2006 are provided below:
Contracts — Three Months Ended October 31,

	2007	2006	2007	2006
	Units	Units	$ (Mill)	$ (Mill)
North	28	48	$25.9	$49.1
Mid-Atlantic	2	6	1.3	2.2
West	(6)	3	(4.4)	0.5

Total	24	57	$22.8	$51.8

Contracts — Twelve Months Ended October 31,

	2007	2006	2007	2006
	Units	Units	$ (Mill)	$ (Mill)
North	329	240	$325.4	$228.4
Mid-Atlantic	14	28	6.4	10.6
West	(6)	19	(4.0)	12.7

Total	337	287	$327.8	$251.7

Backlog at October 31,

	2007	2006	2007	2006
	Units	Units	$ (Mill)	$ (Mill)
North	533	256	$499.0	$244.0
Mid-Atlantic	72	58	30.0	23.6
West	20	26	14.2	18.2

Total	625	340	$543.2	$285.8

(2)	Percentage of Completion deliveries in the three-month and twelve-month periods ended October 31, 2007 are provided below:
Deliveries for the three-month period ended October 31,

	2007	2006	2007	2006
	Units	Units	$ (Mill)	$ (Mill)
North	53		$30.3
South	—		—

Total	53	—	$30.3	—

Deliveries for the twelve-month period ended October 31,

	2007	2006	2007	2006
	Units	Units	$ (MILL)	$ (MILL)
North	277		$193.7
South	59		69.6

Total	336	—	$263.3	—

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Unconsolidated entities:
The Company has investments and advances to several entities that are accounted for using the equity method of accounting. Information on revenues, contracts signed and backlog are provided below:

	2007	2006	2007	2006
	Units	Units	$ (Mill)	$ (Mill)
Revenues
Three months ended October 31,	10	19	$9.1	$11.8
Twelve months ended October 31,	76	186	$56.1	$107.1

Contracts
Three months ended October 31,	28	25	$20.0	$17.2
Twelve months ended October 31,	159	108	$117.4	$69.1

Backlog at October 31,	108	25	$79.3	$18.0
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